Exhibit 99.1

CORRECTING and REPLACING Surmodics Reports Second Quarter Fiscal 2018 Results, Increases Fiscal 2018 Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--May 2, 2018--The fifth bullet in the Recent Highlights section should read: EPS of $0.11, Non-GAAP EPS of $0.07 (instead of EPS of $0.11, Non-GAAP EPS of $0.15). The correct figure of $0.07 is represented in the Second Quarter Fiscal 2018 Financial Results section and throughout the financial tables.

The corrected release reads:

SURMODICS REPORTS SECOND QUARTER FISCAL 2018 RESULTS, INCREASES FISCAL 2018 GUIDANCE

Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2018 second quarter, ended March 31, 2018, and raised financial outlook for fiscal 2018.

Recent Highlights

  Abbott and Surmodics Announce Agreement for Next-Generation Drug-Coated Balloon
  FDA Approval of .018" Low-Profile PTA Balloon Dilation Catheter
  Q2 2018 Revenue of $19.1 Million, up 8.9%
  Revenue and Earnings Guidance Raised
  EPS of $0.11, Non-GAAP EPS of $0.07

“We made important progress on each of our strategic objectives in the second quarter while delivering strong financial results. Our agreement with Abbott for exclusive worldwide commercialization rights of our SurVeil® drug-coated balloon marks a meaningful milestone for Surmodics, providing a long-term strategic partner and an opportunity for profitable growth,” said Gary Maharaj, President and CEO of Surmodics. “Further, as a result of our financial performance and the signing of the Abbott transaction, we have raised our revenue and earnings guidance for fiscal 2018.”

Second Quarter Fiscal 2018 Financial Results
Total revenue for the second quarter of fiscal 2018 was $19.1 million, as compared with $17.5 million in the prior-year period. Medical Device revenue was $14.1 million in the second quarter of fiscal 2018, as compared with $12.7 million in the year-ago period, an increase of 10.4%. In Vitro Diagnostics revenue was $5.0 million for the second quarter of fiscal 2018 as compared with $4.8 million in the same prior-year quarter, an increase of 4.8%.

Diluted GAAP earnings per share in the second quarter of fiscal 2018 was $0.11 as compared with $0.04 in the year-ago period. On a non-GAAP basis, in the second quarter of fiscal 2018, earnings per share was $0.07 as compared with $0.05 in the year-ago period. The increase in earnings in the current-quarter period reflects increased revenue, contingent consideration gains, and a favorable income tax benefit partially offset by previously announced increased investments in research and development to support the Company’s whole-product solutions strategy, including the SurVeil DCB and other proprietary products, as well as increased selling, general and administrative expenses.

As of March 31, 2018, cash and investments were $70.3 million, which includes $25.0 million from the recently announced Abbott transaction. Surmodics generated cash from operating activities of $27.4 million in the first six months of fiscal 2018. Capital expenditures totaled $4.0 million for the first six months of fiscal 2018.

Fiscal 2018 Guidance Increased
As a result of revenue performance in the first six months of fiscal 2018 and to reflect the impact of the Abbott transaction, Surmodics increased its fiscal 2018 revenue and earning guidance. Surmodics expects fiscal year 2018 revenue to range from $75.0 million to $79.0 million, up from previous expectations in the range of $72.0 million to $75.0 million. The Company expects diluted loss in the range of ($0.20) to ($0.35) per share as compared with the prior guidance of ($0.45) to ($0.70) per share. Non-GAAP diluted (loss) earnings guidance range is now ($0.06) to $0.09 per share as compared with prior guidance of ($0.20) to $0.05 per share.

Conference Call
Surmodics will host a webcast at 7:30 a.m. CT (8:30 a.m. ET) today to discuss second quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the second quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 4717236. The audio replay will be available beginning at 10:30 a.m. CT on Wednesday, May 2, 2018, until 10:30 a.m. CT on Wednesday, May 9, 2018.

Upcoming Investor Event
Andy LaFrence, Surmodics’ vice president of finance and information systems and chief financial officer, will make a presentation at the Deutsche Bank 43rd Annual Healthcare Conference in Boston on Wednesday, May 9. The presentation will begin at 8 a.m. ET (7 a.m. CT) and will be followed by a Q&A session.

A live audio webcast of the presentation can be accessed by going to the investor relations portion of the Company’s website at www.surmodics.com and clicking on the webcast icon. The webcast will be archived on the Company’s website for 90 days.

About Surmodics, Inc.
Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) immunoassay tests and microarrays. Surmodics is pursuing highly differentiated whole-product solutions that are designed to address unmet clinical needs for its medical device customers and engineered to the most demanding requirements. This key growth strategy leverages the combination of the Company’s expertise in proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities. The Company mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2018, and our SurVeil DCB and other proprietary products, including the timing, impact and success of the TRANSCEND clinical trial, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop, obtain regulatory approval for, and commercialize our SurVeil DCB (including realization of the full potential benefits of our agreement with Abbott), and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) possible adverse market conditions and possible adverse impacts on our cash flows, and (4) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including EBITDA and Adjusted EBITDA, non-GAAP operating income (loss), non-GAAP income (loss) before income taxes, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, and the non-GAAP effective income tax provision (benefit) rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenue:
Product sales	$8,686	$7,936	$16,774	$15,637
Royalties and license fees	8,428	7,319	15,504	15,320
Research, development and other	1,944	2,248	3,793	4,307
Total revenue	19,058	17,503	36,071	35,264
Operating costs and expenses:
Product costs	2,913	2,562	5,804	5,190
Research and development	10,774	8,208	18,605	14,178
Selling, general and administrative	6,440	5,076	11,628	9,938
Acquired intangible asset amortization	636	591	1,254	1,187
Contingent consideration gain	(2,230)	(611)	(1,112)	(174)
Total operating costs and expenses	18,533	15,826	36,179	30,319
Operating income (loss)	525	1,677	(108)	4,945
Other (loss) income, net	(211)	(116)	(99)	643
Income (loss) before income taxes	314	1,561	(207)	5,588
Income tax benefit (provision)	1,220	(1,055)	185	(2,782)
Net income (loss)	$1,534	$506	$(22)	$2,806

Basic income (loss) per share:	$0.12	$0.04	$(0.00)	$0.21

Diluted income (loss) per share:	$0.11	$0.04	$(0.00)	$0.21

Weighted average number of shares outstanding:
Basic	13,102	13,220	13,078	13,207
Diluted	13,465	13,428	13,078	13,415

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	September 30,
	2018	2017
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$27,712	$16,534
Restricted cash	350	—
Available-for-sale securities	38,330	31,802
Accounts receivable, net	7,216	7,211
Inventories, net	4,046	3,516
Prepaids and other	3,687	1,820
Total Current Assets	81,341	60,883
Available-for-sale securities	3,953	—
Property and equipment, net	25,844	22,942
Deferred tax assets	3,326	4,027
Intangible assets, net	19,725	20,562
Goodwill	27,933	27,282
Other assets	1,197	897
Total Assets	$163,319	$136,593
Liabilities and Stockholders’ Equity
Current Liabilities:
Contingent consideration, current portion	12,235	1,750
Deferred revenue	12,097	62
Other current liabilities	9,893	7,991
Total Current Liabilities	34,225	9,803
Contingent consideration, less current portion	1,110	13,114
Deferred revenue	12,710	181
Other long-term liabilities	1,918	1,938
Total Liabilities	49,963	25,036
Total Stockholders’ Equity	113,356	111,557
Total Liabilities and Stockholders’ Equity	$163,319	$136,593

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018		2017
Revenue:		% of Total		% of Total	% Change
Medical Device	$14,052	73.7%	$12,726	72.7%	10.4%
In Vitro Diagnostics	5,006	26.3%	4,777	27.3%	4.8%
Total revenue	$19,058		$17,503		8.9%

	Six Months Ended March 31,
	2018		2017
Revenue:		% of Total		% of Total	% Change
Medical Device	$26,826	74.4%	$26,482	75.1%	1.3%
In Vitro Diagnostics	9,245	25.6%	8,782	24.9%	5.3%
Total revenue	$36,071		$35,264		2.3%

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Operating income (loss):
Medical Device	$232	$1,504	$(157)	$5,223
In Vitro Diagnostics	2,423	2,236	4,093	3,692
Total segment operating income	2,655	3,740	3,936	8,915
Corporate	(2,130)	(2,063)	(4,044)	(3,970)
Total operating income (loss)	$525	$1,677	$(108)	$4,945

Surmodics, Inc. and Subsidiaries
Reconciliation of GAAP Measures to Non-GAAP Amounts
Schedule of EBITDA, Adjusted EBITDA and Cash Flows from Operations
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net income (loss)	$1,534	$506	$(22)	$2,806
Income tax (benefit) provision	(1,220)	1,055	(185)	2,782
Depreciation and amortization	1,586	1,328	3,106	2,610
EBITDA	1,900	2,889	2,899	8,198

Adjustments:
Contingent consideration gain (1)	(2,230)	(611)	(1,112)	(174)
Foreign exchange loss (gain) (2)	353	201	539	(473)
Gain on strategic investment (4)	—	—	(177)	—
Claim settlement accrual (6)	1,000	—	1,000	—
Adjusted EBITDA	$1,023	$2,479	$3,149	$7,550

Net Cash Provided by Operating Activities	$26,817	$2,312	$27,431	$4,263

Estimated Non-GAAP Net (Loss) Earnings per Common Share Guidance Reconciliation
For the Fiscal Year Ended September 30, 2018
(Unaudited)

	Full Fiscal Year Estimate
	Low	High (8)
GAAP results	$(0.35)	$(0.20)
Contingent consideration gain (1)	(0.07)	(0.07)
Foreign exchange loss (2)	0.04	0.04
Amortization of acquired intangibles (3)	0.18	0.18
Gain on strategic investment (4)	(0.01)	(0.01)
Tax reform impact (5)	0.10	0.10
Claim settlement accrual (6)	0.06	0.06
Non-GAAP results	$(0.06)	$0.09

Surmodics, Inc., and Subsidiaries
Net Income (Loss) and Diluted EPS (LPS) GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2018
	Total Revenue	Operating Income (Loss)	Operating Income (Loss) Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective Income Tax Benefit Rate
GAAP	$19,058	$525	2.8%	$314	$1,534	$0.11	(388.5%)
Adjustments:
Contingent consideration gain (1)	―	(2,230)	(11.7)	(2,230)	(2,230)	(0.17)	452.2
Foreign exchange loss (2)	―	—	—	338	338	0.03	13.6
Amortization of acquired intangible assets (3)	―	636	3.3	636	584	0.04	46.7
Claim settlement accrual (6)	―	1,000	5.2	1,000	755	0.06	(1,715.4)
Non-GAAP	$19,058	$(69)	(0.4%)	$58	$981	$0.07	(1591.4%)

	For the Three Months Ended March 31, 2017
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective Income Tax Provision Rate
GAAP	$17,503	$1,677	9.6%	$1,561	$506	$0.04	67.6%
Adjustments:
Contingent consideration accretion gain (1)	―	(611)	(3.5)	(611)	(611)	(0.05)	43.5
Foreign exchange loss (2)	―	—	—	201	201	0.02	(19.4)
Amortization of acquired intangible assets (3)	―	591	3.4	591	512	0.04	(26.6)
Non-GAAP	$17,503	$1,657	9.5%	$1,742	$608	$0.05	65.1%

	For the Six Months Ended March 31, 2018
	Total Revenue	Operating (Loss) Income	Operating (Loss) Income Percentage	(Loss) Income Before Income Taxes	Net (Loss) Income (7)	Diluted (LPS) EPS	Effective Income Tax Provision (Benefit) Rate
GAAP	$36,071	$(108)	(0.3%)	$(207)	$(22)	$(0.00)	89.4%
Adjustments:
Contingent consideration gain (1)	―	(1,112)	(3.1)	(1,112)	(1,112)	(0.08)	(75.4)
Foreign exchange loss (2)	―	—	—	518	518	0.04	9.1
Amortization of acquired intangible assets (3)	―	1,254	3.5	1,254	1,150	0.09	(41.0)
Gain on strategic investment (4)	―	—	—	(177)	(177)	(0.01)	(11.5)
Tax reform impact (5)	―	—	—	—	1,246	0.09	(451.4)
Claim settlement accrual (6)	―	1,000	2.8	1,000	755	0.06	396.0
Non-GAAP	$36,071	$1,034	2.9%	$1,276	$2,358	$0.18	(84.8%)

	For the Six Months Ended March 31, 2017
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (7)	Diluted EPS	Effective Income Tax Provision Rate
GAAP	$35,264	$4,945	14.0%	$5,588	$2,806	$0.21	49.8%
Adjustments:
Contingent consideration accretion gain (1)	―	(174)	(0.5)	(174)	(174)	(0.01)	1.6
Foreign exchange gain (2)	―	―	—	(473)	(473)	(0.04)	4.9
Amortization of acquired intangible assets (3)	―	1,187	3.4	1,187	1,030	0.08	(8.3)
Non-GAAP	$35,264	$5,958	16.9%	$6,128	$3,189	$0.24	48.0%

(1) Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value, including accretion for the passage of time as well as adjustments to the liabilities’ fair values related to changes in the timing and/or probability of achieving milestones. The tables include contingent consideration liability adjustments in each respective historical period and do not include in future-period fair value changes, other than estimated accretion expense as determined at the end of the current quarter.

(2) Foreign exchange gain and loss are related to marking non-U.S. dollar contingent consideration to period-end exchange rates. The tables include foreign currency exchange loss or gain recorded in each respective historical period and do not include forecasted currency fluctuations in future periods.

(3) Amortization of acquisition-related intangible assets and associated tax impact.

(4) Represents the gain recognized on the sale of strategic investments.

(5) Income tax expense from the re-measurement of net deferred tax assets recognized after the enactment of the Tax Cuts and Jobs Act in December 2017.

(6) Represents an estimated royalty-related customer claim settlement accrued as of March 31, 2018.

(7) Net income (loss) includes the effect of the above adjustments on the income tax provision, taking into account deferred taxes and non-deductible items. Effective rates of 24.5% (fiscal 2018) and between 34-35% (fiscal 2017) were used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-affected as all tax benefits are offset by a full valuation allowance.

(8) Options to purchase common stock as well as unvested restricted stock and performance stock units are considered to be potentially dilutive common shares but have been excluded from the calculation of GAAP net loss per share as their effect is anti-dilutive for the six months ended March 31, 2018 and guidance for the year ended September 30, 2018 as a result of the net loss for these periods on a GAAP basis. However, as the Non-GAAP adjustments result in Non-GAAP net income, the dilutive effect of these options and other outstanding stock awards have been included in the calculation of Non-GAAP net income per share. Accordingly, the (Loss) Income Per Share column may not total.

CONTACT:
Surmodics, Inc.
Andy LaFrence, 952-500-7000
ir@surmodics.com